Exhibit 24 (b) 3

                      POWER OF ATTORNEY

      The undersigned, as a director of Central Power and Light Company (the "Company"), hereby makes, constitutes and appoints Robert R. Carey and R. Russell Davis, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the others) to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for 1994 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 18th day of January, 1995.

                              E. R. Brooks           Director
                              Ruben M. Garcia        Director
                              David L. Hooper        Director
                              Harry D. Mattison      Director
                              Robert A. McAllen      Director
                              Pete Morales, Jr.      Director
                              S. Loyd Neal, Jr.      Director
                              Jim L. Peterson        Director
                              H. Lee Richards        Director
                              Melanie J. Richardson  Director
                              J. Gonzalo Sandoval    Director
                              Gerald E. Vaughn       Director

      Subscribed and sworn to before me this 12th and 18th days of January, 6th and 13th days of February, 1995 by E.
R. Brooks, Ruben M. Garcia, David L. Hooper, Harry D. Mattison, Robert A. McAllen, Pete Morales, Jr., S. Loyd Neal, Jr., Jim L. Peterson, H. Lee Richards, Melanie J. Richardson, J. Gonzalo Sandoval, Gerald E. Vaughn.

                              Alice G. Crisp
                              L. J. Jimmerson
                              Lusy Nixon
                              Cluistna K. Timbo
                              Notary Public
My Commission Expires:
8-3-98
May 11, 1996
6-12-95
10-27-97